Exhibit 99.1

For Immediate Release
Globecomm Enters Into a New Credit Facility with Citibank
Increase in Facility from $65 Million to $ 72.5 Million
HAUPPAUGE, N.Y., July 19, 2011 /BusinessWire/ — Globecomm Systems Inc. (NASDAQ: GCOM), a leading global provider of communications solutions and services, announced today that it entered into a new $72.5 million committed, secured credit facility with Citibank, N.A., which continues until October 31, 2014. The new facility replaces the Company’s existing $65 million committed credit facility with Citibank. The credit facility provides for up to $50 million in term loans, a $15 million revolving credit facility, $10 million in commercial letters of credit and $30 million in standby letters of credit.
The term loan portion of the credit facility has increased from the existing $40 million to $50 million, of which $26.3 million continues to remain outstanding as a result of prior Company acquisitions. The increased term loan capacity is intended to accommodate the Company’s continued growth. The credit facility will be used to provide bid bonds and performance bonds relating to projects and contracts worldwide and the revolving credit capacity supports the Company’s working capital needs.
Andy Melfi, Senior Vice President and Chief Financial Officer of Globecomm Systems Inc., said: “As the Company grows and pursues acquisitions, Citibank continues to provide a competitive and stable source of liquidity. Citibank also provides us with critical support through its significant expertise and resources in global financial markets.”
About Globecomm Systems
Globecomm Systems Inc. provides end-to-end value-added satellite-based communication products, services and solutions by leveraging its core satellite ground segment systems and network capabilities, with its satellite communication services capabilities. The products and services Globecomm offers include pre-engineered systems, systems design and integration services, managed network services and life cycle support services. Globecomm’s customers include communications service providers, commercial enterprises, broadcast and other media and content providers and government and government-related entities.
Based in Hauppauge, New York, Globecomm Systems also maintains offices in Washington, DC, Maryland, New Jersey, the Netherlands, South Africa, Hong Kong, Germany, Singapore, the United Arab Emirates and Afghanistan.
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date of this press release. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse to our security holders.
We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in our most recent Annual Report on Form 10-K and most recent Quarterly Report of Form 10-Q, including without limitation under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this press release.
For Globecomm Investor Relations information, please contact:
Matthew Byron
Senior Vice President, Corporate Office
631-457-1301
ir@globecommsystems.com
Company Information:
Globecomm Systems Inc.
45 Oser Avenue
Hauppauge, NY 11788
Phone: 631-231-9800; Fax: 631-231-1557
Web: http://www.globecommsystems.com